Exhibit 16.1

EisnerAmper LLP 750 Third Avenue New York, NY 10017-2703 T 212.949.8700 F 212.891.4100

www.eisneramper.com

July 13, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentleman:

We have read Item 4.01 of the Form 8-K of Point Capital, Inc. dated July 12, 2016 and are in agreement with the statements contained in paragraphs therein as it regards our firm. We have no basis to agree or disagree with other statements of the registrant contained in Item 4.01

Sincerely,

EisnerAmper LLP